Exhibit 10.13

CERTAIN CONFIDENTIAL PORTIONS HAVE BEEN REDACTED FROM THIS EXHIBIT BECAUSE THEY ARE BOTH (i) NOT MATERIAL AND (ii) A TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. INFORMATION THAT HAS BEEN OMITTED HAS BEEN IDENTIFIED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

Execution Version

K1 FACILITY AGREEMENT

by and among

TOSHIBA MEMORY CORPORATION,

TOSHIBA MEMORY IWATE CORPORATION,

WESTERN DIGITAL CORPORATION,

SANDISK LLC,

SANDISK (CAYMAN) LIMITED,

SANDISK (IRELAND) LIMITED,

SANDISK FLASH B.V.,

FLASH PARTNERS, LTD.,

FLASH ALLIANCE, LTD.

and

FLASH FORWARD, LTD.

dated as of

MAY 15, 2019

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

EXHIBIT A DEFINITIONS

SCHEDULE 2.5(a)(i) BUILDING DEPRECIATION PREPAYMENTS

SCHEDULE 2.5(a)(ii) CREDIT [***]

SCHEDULE 4.8(d)(x) CAPACITY TRANSFER [***]

SCHEDULE 4.8(e) CAPACITY REDUCTION [***]

SCHEDULE 8.1(a) [***] CHARGES

SCHEDULE 8.1(b) [***] CHARGES

SCHEDULE 8.4(b)(i) FIXED MANUFACTURING COSTS

SCHEDULE 8.4(b)(ii) VARIABLE MANUFACTURING COSTS

SCHEDULE 11.1 MANAGEMENT AND OPERATING REPORTS

SCHEDULE 12.1(f) Y3, Y4, Y5, NEW Y2, Y6 AND K1 CAPACITY RATIOS

-v-

K1 FACILITY AGREEMENT

This K1 FACILITY AGREEMENT (this “Agreement”) is made as of May 15, 2019, by and among Toshiba Memory Corporation, a Japanese corporation (“TMC”), Toshiba Memory Iwate Corporation, a Japanese corporation (“TMI” and together with TMC, “Toshiba Memory”), Western Digital Corporation, a Delaware corporation (“WD”) (together with TMC, the “Parent Parties”), SanDisk LLC, a Delaware limited liability company (“SanDisk LLC”), SanDisk (Cayman) Limited, a company organized under the laws of the Cayman Islands (“SanDisk Cayman”), SanDisk (Ireland) Limited, a company organized under the laws of the Republic of Ireland (“SanDisk Ireland”), SanDisk Flash B.V., a company organized under the laws of The Netherlands (“SanDisk Flash,” and collectively with SanDisk LLC, SanDisk Cayman and SanDisk Ireland, “SanDisk”), Flash Partners, Ltd., a Japanese tokurei yugen kaisha (“FPL”), Flash Alliance, Ltd., a Japanese tokurei yugen kaisha (“FAL”), and Flash Forward, Ltd., a Japanese godo kaisha (“FFL,” and collectively with Toshiba Memory, WD, SanDisk, FPL and FAL, the “Parties”).

WHEREAS, FPL, FAL and FFL (collectively, with any future joint venture operations mutually agreed between TMC and WD, the “JVs” and, each, a “JV”) are engaged in the manufacture of NAND Flash Memory Products and BiCS Products;

WHEREAS, Toshiba Memory plans to build and facilitize the K1 Facility located within the Kitakami Facility (each as defined in Exhibit A) for use in establishing production capacity for BiCS Products via K1 Capacity Transfers (as defined below), including by making investments to transfer tools from the Yokkaichi Facility to the K1 Facility and in new tools in connection therewith, among other potential uses pursuant to this Agreement;

WHEREAS, TMC intends to conduct certain activities at the Kitakami Facility through TMI, TMC’s wholly owned Subsidiary;

WHEREAS, Toshiba Memory, WD, SanDisk and the JVs are concurrently herewith entering into the FFL Second Commitment and Extension Agreement (the “FFL Second Extension Agreement”) to, among other things, extend FFL’s term to December 31, 2034;

WHEREAS, in reliance on the extension of FFL’s term as described in the foregoing recital, the Parties intend for FFL to be the Parent Parties’ primary vehicle for joint investments in tools for the manufacture of BiCS Products at the K1 Facility that FFL will acquire in accordance with a production framework substantially similar to the production framework established in the New Y2 Agreement;

WHEREAS, the Parties desire to set forth the terms and conditions of the construction and use of the K1 Facility; and

WHEREAS, some or all of the Parties, among others, are concurrently entering into this Agreement, the FFL Second Extension Agreement, the Amended JMD Agreement, the Amendment to WD-TMC PCLA, the K1 MCEIA, the Amended FFL Services Agreement and the Amended SanDisk Services Agreement (each as defined in Exhibit A) (collectively, the “New Agreements”).

NOW, THEREFORE, the Parties hereby agree as follows:

1.	FRAMEWORK

1.1 New Y2 Production Framework. The Parties acknowledge and agree that the terms and conditions set forth in Article 1 of the New Y2 Agreement apply to the manufacture of BiCS Products in the K1 Facility (including, for the avoidance of doubt, with respect to the transfer of BiCS Process Technology (as defined in the New Y2 Agreement), process integration for manufacture of BiCS Products, and the rights of the Parent Parties to market and sell BiCS Products) to the same extent that they would apply if the K1 Facility were the New Y2 Facility and part of the Yokkaichi Facility; provided, however, to the extent any provision of Article 1 of the New Y2 Agreement expressly conflicts with any provision in this Agreement, the provision in this Agreement shall control as to such conflict.

1.2 Other Activities. The phrase “Yokkaichi Facility or any other fabrication facility” in Section 6.11 of the FPL Master Agreement, Section 6.13 of the FAL Master Agreement, Section 6.13 of the FFL Master Agreement, and Section 1.6 of the New Y2 Agreement is hereby replaced with the phrase “Yokkaichi Facility, Kitakami Facility, or any other fabrication facility.”

1.3 FFL as Primary Investment Vehicle. FFL shall be the Parent Parties’ primary vehicle for joint investments in tools for the Kitakami Facility [***].

1.4 Former JV Capacity.

(a) Notwithstanding anything to the contrary set forth in the Master Operative Documents, but subject to the Ramp Down Provisions, each Parent Party and SanDisk shall have the right, subject to the terms and conditions of this Section 1.4, to use (directly or indirectly through its wholly owned Subsidiaries) for any purpose (other than [***]), including the production of NAND Flash Memory Products and BiCS Products, in

each case, that are not [***]: (i) any capacity of a JV of which such Parent Party or SanDisk, as the case may be, has acquired all of the Units, Shares, or Interests (as applicable); or (ii) any capacity acquired by such Parent Party or SanDisk, as the case may be, from a JV as a result of the dissolution procedures under the JV Operating Agreement of such JV, or in connection with the termination of the JV Master Agreement of such JV (collectively, (i) and (ii) constituting “Former JV Capacity”). [***]

(b) [***]

(c) [***]

(d) [***]

(e) [***]

(f) [***]

(g) [***]

(h) [***]

(i) [***]

2.	K1 FACILITY AND CONSTRUCTION

2.1 Purpose of K1. The Parties acknowledge and agree that (a) the K1 Facility may be used for the installation of tools in connection with implementing K1 Capacity Transfers and (b) the K1 Facility may also be used by the Parties for (i) BiCS Expansions, the conversion of their then-existing production capacity for NAND Flash Memory Products (including NAND capacity in the JVs and Toshiba Capacity) into production capacity for BiCS Products (“BiCS Conversion”), and transitions of their then-existing production capacity for a given BiCS Product to production capacity for another technology node of such BiCS Product (“BiCS Technology Transitions”), (ii) the manufacture of other products (including supporting capacity expansions and technology transitions of such other products) and (iii) the development of new technologies or products, in each case of (ii) and (iii), as mutually agreed between the Parent Parties from time to time. [***]

2.2 First JV Wafer Out. The Parties target K1 Facility cleanroom readiness to occur in [***] with respect to wafer capacity from the implementation of the K1 Minimum Commitment, with a First JV Wafer Out Date targeted [***].

2.3 Rights and Responsibilities in Construction.

(a) Toshiba Memory. Toshiba Memory shall (i) direct the design, construction and facilitization of the K1 Facility and (ii) exercise commercially reasonable efforts to ensure that the K1 Facility is (A) insurable, (B) designed and constructed to mutually acceptable high levels of risk control standards and (C) completed on a schedule consistent with achieving the First JV Wafer Out Date provided for in Section 2.2. Toshiba Memory shall maintain the K1 Facility at mutually acceptable high levels of risk control standards in accordance with current practice.

(b) WD. In connection with the construction and facilitization of the K1 Facility, (i) WD shall (and the Parent Parties shall cause the JVs to) assist Toshiba Memory in minimizing the time required to obtain required administrative approvals, and (ii) WD and its agents shall have (with prior coordination with Toshiba Memory and the construction coordinators for the K1 Facility) reasonable access to the K1 Facility construction site and to all appropriate information pertaining to the construction of the K1 Facility and necessary for WD to participate in the JV operations in the K1 Facility; provided, that WD shall be solely responsible for all damage caused by such access.

2.4 Phases of Construction. The shell of the K1 Facility shall be built in one (1) phase, and the cleanroom shall be built in four (4) phases of substantially similar size. [***]

2.5 Construction Costs and Related Costs.

(a) Building Depreciation Prepayment. Prior to each Payment Due Date set forth in Schedule 2.5(a)(i) or if such Payment Due Date is not a Business Day, the Business Day immediately preceding such Payment Due Date [***] WD and TMI shall pay to FFL the Payment Amount set forth for such Payment Due Date in Schedule 2.5(a)(i) (each, a “Building Depreciation Prepayment”) [***]

(b) Start-Up Costs. The Parties acknowledge that one or more of the Parties have incurred or will incur actual costs in connection with constructing the K1 Facility and preparing the K1 Facility for production during the period prior to the start of volume production at the K1 Facility, including personnel costs, materials costs and other operating expenses, for which each Parent Party has the obligation ultimately to bear 50% (“Start-Up Costs”). The Parent Parties shall discuss in good faith and agree upon the Start-Up Costs borne by the Parties and the means and timing by which each Party, as applicable, shall be reimbursed or credited for having incurred more than 50% of the Start-Up Costs or shall make payments due for having incurred less than 50% of the Start-Up Costs; provided, that the determination and allocation of Start-Up Costs and the means and timing of reimbursement shall be in a manner substantially similar to that utilized in connection with the start-up costs of the Yokkaichi Facility. [***] Start-Up Costs will be excluded from K1 Manufacturing Costs.

(c) Land Costs. [***]

2.6 Incentives. [***]

2.7 Insurance. Toshiba Memory shall maintain or arrange property insurance covering the JV assets in the K1 Facility and business interruption insurance in respect of the business conducted at the K1 Facility, the scope and amounts of which shall be consistent with existing practices at the Yokkaichi Facility and as required by any lender or carrier to secure such coverage. This coverage shall provide basically full replacement value of all JV equipment installed in the K1 Facility, subject to valuation as part of Toshiba Memory’s annual insurance policy renewal, and shall name the applicable JV as a beneficiary in respect of assets owned or leased by it and K1 employee expenses covered by business interruption insurance. On an annual basis, or when requested by either Party, the K1 Operating Committee shall discuss and review the current insurance coverage and/or the need for any additional property or business interruption insurance in respect of the JV assets in and operations of the K1 Facility. Further, WD reserves the right to seek to arrange additional property or business interruption insurance for its own account in respect of such assets or operations, and Toshiba Memory shall cooperate in good faith to provide such information and access as is reasonably necessary for WD to arrange such insurance. If Toshiba Memory makes a recovery from a third party (other than an insurer per the above) in respect of both assets in the K1 Facility and other assets, then Toshiba Memory shall allocate to the applicable JVs a share of the net amount of such recovery in proportion to the losses suffered by such JVs and total losses suffered by such JVs and Toshiba Memory.

3.	PRODUCTS; RIGHTS TO CLEANROOM SPACE; TOOLS

3.1 BiCS Products.

(a) Subject to Section 1.3, the JVs may produce BiCS Products at the K1 Facility.

(b) BiCS Products manufactured at the Kitakami Facility and that are identified [***] as K1 lots are referred to as “K1 BiCS Products.” “JV K1 BiCS Products” are K1 BiCS Products allocated to a JV under the applicable JV’s JV Master Agreement. “K1 Unilateral BiCS Products” are K1 BiCS Products allocated to [***]

(c) For the avoidance of doubt, [***]

3.2 Rights to Cleanroom Space.

(a) K1 JV Space. The JVs shall have the right to invest in and secure production capacity and/or cleanroom space in the K1 Facility as follows:

(i) K1 JV BiCS Space. Subject to Section 1.3, the Parties acknowledge that each of the JVs has the right to invest in and secure production capacity and/or cleanroom space in the K1 Facility for the production of JV BiCS Products (the cleanroom space actually so utilized for production of BiCS Products at any time, such JV’s “K1 JV BiCS Space”). In the event of an expiration or dissolution of a JV or termination of a JV Master Agreement for any reason, without any limitation on TMC’s use or disposal of the facilities or assets of such JV, each Parent Party shall consider in good faith potential negative impacts on the remaining JVs’ respective production capacities in the K1 Facility and utilization of their respective K1 JV BiCS Space.

(ii) K1 JMD Space. [***]

(b) K1 Non-JV Space. The Parent Parties have the right to invest in and secure production capacity and/or cleanroom space as follows:

(i) [***]

(ii) Unilateral Space. [***]

3.3 Tool Acquisition, Usage and Layout.

(a) JV Tools. Acquisitions of JV BiCS Tools shall be made in accordance with the terms for NAND Flash Memory Products tool acquisitions in the applicable JV Master Agreement, and JV BiCS Tools may be installed in the K1 Facility as mutually agreed by the Parent Parties. [***]

(b) JMD Tools. [***]

(c) Toshiba R&D Tools. [***]

(d) Unilateral Tools. [***]

(e) Tool Layout. [***]

3.4 NAND Flash Memory Products. Notwithstanding anything to the contrary in this Agreement, but subject to Section 1.3, the Parties acknowledge that NAND Flash Memory Products may be manufactured using tools installed in the K1 Facility cleanroom space if and to the extent agreed in a JV Business Plan or by the applicable JV Operating Committee. Any such manufacture of NAND Flash Memory Products (including as to expansion or technology transition) shall be conducted pursuant to the terms of the applicable JV’s JV Agreements as if such JV Agreements contemplated the manufacture of NAND Flash Memory Products in the K1 Facility. Any NAND Flash Memory Products manufactured at the Kitakami Facility and that are [***] as K1 lots are referred to as “K1 NAND Flash Memory Products.” “JV K1 NAND Flash Memory Products” are K1 NAND Flash Memory Products allocated to a JV under the applicable JV’s JV Master Agreement. Allocation of monthly lot output of NAND Flash Memory Products under the JV Master Agreements is hereby amended to include the following: the actual monthly lot output of K1 NAND Flash Memory Products will be allocated between the Parent Parties in the manner set forth in this Agreement as if all of such output were BiCS Product output from the K1 Facility; provided, that during any month in which the planned production of NAND Flash Memory Products is [***] output will be allocated between the Parent Parties [***]

4.	RAMP-UP PROCESS

4.1 K1 Minimum Commitment.

(a) Unless otherwise agreed in writing between the Parent Parties, the Parent Parties shall, through FFL, make the investments necessary for [***] L/M in aggregate FFL production capacity using the K1 Facility for BiCS Products [***], which investment shall be divided equally between the Parent Parties (the foregoing, as further described below, the “K1 Minimum Commitment”).

(b) [***]

(c) [***]

(d) [***]

4.2 Existing Facility BiCS Expansion. [***]

4.3 Other Facility Expansions. [***]

4.4 BiCS Conversions and BiCS Technology Transitions. Without limiting TMC’s implementation of BiCS Conversions or BiCS Technology Transitions as part of the Phase I Implementation, the JVs shall be given priority for any BiCS Conversion or BiCS Technology Transition. Should any of FPL, FAL or FFL not accept any proposal for a BiCS Conversion or BiCS Technology Transition, the non-rejecting Parent Party may implement such BiCS Conversion or BiCS Technology Transition on its capacity, and [***]. Subject to the foregoing priority granted to the JVs, nothing in this Agreement shall in any way limit TMC’s ability to implement BiCS Conversions or BiCS Technology Transitions within the Toshiba Capacity, which shall be made in TMC’s sole discretion. For the avoidance of doubt, any BiCS Conversion or BiCS Technology Transition involving the use of the New Y2 Facility, the Y6 Facility or the K1 Facility shall be managed as a technology transition by the Operating Committees in accordance with the JV Agreements and past practices at the Yokkaichi Facility.

4.5 Failure to Invest.

(a) K1 Minimum Commitment. If WD fails for any reason to make (or authorize the JVs to make) the investment necessary to implement its 50% share of the K1 Minimum Commitment [***], then [***]

(b) Ramp-Up Commitment. If a Parent Party fails for any reason to make (or authorize the JVs to make) the investment necessary to implement its [***] of a Ramp-Up Commitment, then the other Parent Party (so long as it has made and authorized the investment necessary to implement its 50% share of the K1 Minimum Commitment) may, [***]

(c) [***]

4.6 Prior Agreement. Sections 4.2, 4.3 and 4.4 hereof supersede and replace Sections 4.2, 4.3 and 4.4 of the Y6 Agreement, respectively, from the date hereof.

4.7 Adjustment Payment. Solely with respect to the K1 Facility, [***] if either Parent Party’s Threshold Capacity Ratio falls below [***] for [***], then [***] will pay [***] an Adjustment Payment [***] For the avoidance of doubt, other than the Adjustment Payment, the cost per unit of the same product and same technology node shall be the same for both Toshiba Memory, on the one hand, and WD and SanDisk, on the other hand. The term “Adjustment Payment” shall mean [***]

4.8 [***] and K1 Capacity Transfers.

(a) [***] Proposals [***].

(b) [***]

(c) K1 Capacity Transfer Proposal [***].

(d) [***]

(e) [***]

(f) [***]

(g) [***]

5.	BiCS PRODUCTS PRIORITY

5.1 [***]

5.2 [***]

5.3 JV Manufacturing Source. Notwithstanding anything to the contrary in this Agreement or any other Master Operative Document, the Yokkaichi Facility and the Kitakami Facility shall be the JVs’ exclusive manufacturing sources for output of BiCS Products, except upon mutual agreement by the Parent Parties.

5.4 Prior Agreement. This Article 5 supersedes and replaces Article 5 of the Y6 Agreement from the date hereof. The references to “Section 5.1(a),” “Section 5.1(b),” “Section 5.1(a)(iv),” and “Section 5.1(b)(v)” in Section 5.2 of the New Y2 Agreement shall refer to Section 5.1, Section 5.2, Section 5.1(b)(ii) and Section 5.2(b)(ii), respectively, of this Agreement.

6.	K1 OPERATING COMMITTEE

6.1 Committee Purpose and Authority. There will be an Operating Committee for K1 Facility operations (the “K1 Operating Committee”) consisting of a senior executive designated by each of WD and TMC (each such individual, the “WD Representative” and the “TMC Representative,” respectively), each of whom shall have an engineering background and represent the designating Party on a day-to-day basis at the K1 Facility. The K1 Operating Committee shall work together and endeavor to make the K1 Facility the most advanced and competitive memory fabrication facility in the world. The K1 Operating Committee will have the authority to determine all JV-related matters concerning the day-to-day operations of the K1 Facility (including staffing matters as provided in Article 7), subject to the requirements of this Agreement and consistent with past practice at the Yokkaichi Facility.

6.2 Parent Party Representatives.

(a) Replacement. Each Parent Party shall notify the other Parent Party in advance of any replacement of its representative on the K1 Operating Committee. If a Parent Party requests in good faith that the other Parent Party’s representative be replaced with another person from the other Parent Party’s organization, the other Party shall consider and discuss in good faith with the requesting Parent Party such request, provided, that such replacement, if any, may be determined solely by such other Parent Party.

(b) [***]

6.3 Committee Meetings. The K1 Operating Committee shall communicate on a day-to-day basis with respect to the status of K1 Facility operations and any other issues that may arise and shall meet in person no less than one time per week, or such other times and frequency as mutually agreed by all members of such committee. The K1 Operating Committee shall hold a monthly review meeting in English at the Yokkaichi Facility, the K1 Facility or other location (as mutually agreed between the K1 Operating Committee members) on [***] of each calendar month, unless otherwise agreed by the K1 Operating Committee. The K1 Operating Committee shall prepare and distribute to the Parent Parties (at least three Business Days in advance of the K1 Operating Committee’s monthly review meetings) monthly reports in English with respect to the engineering activities, operations and cost information of the K1 Facility.

6.4 Dispute Resolution. If the members of the K1 Operating Committee are unable to agree on any issue after [***] (by agreement of its two members), they shall submit such matter together with their respective recommendations to the applicable Board of Directors or Board of Executive Officers of the applicable JV(s), which shall endeavor to immediately resolve the issue or escalate such issue, as applicable in the manner set forth in the applicable JV Master Agreement.

7.	ENGINEERS AND HEADCOUNT PLAN

7.1 K1 JV Engineers; Personnel. As used in this Agreement:

(a) “K1 JV Engineers” means [***];

(b) “TMC Personnel” means [***];

(c) “WD Personnel” means [***];

(d) “Personnel” means [***]; and

(e) “WD Team” means [***].

7.2 K1 JV Headcount Plan. [***]

7.3 Staffing. [***]

7.4 Integration; Headcount Working Group. Integration of the WD Team into the K1 Facility organization, organization structure, updates on the hiring of K1 JV Engineers by WD or TMC (or their respective Affiliates), access to the K1 Operating Committee, WD Team member communications with WD, [***] and related matters will be discussed by the Headcount Working Group (as defined in the FFL Master Agreement), as applicable, and, subject to and without any limitation on the effect of the Information Security Agreement as applicable, provided for and resolved in the manner set forth in the FFL Master Agreement with respect to personnel at the Y5 Facility, except that matters to be handled by the Y5 Operating Committee will be handled instead by the K1 Operating Committee.

7.5 WD Team. With respect to the WD Team, subject to and without any limitation on the effect of the Information Security Agreement, the Parties agree as follows:

(a) Language Skills. Recognizing that Japanese language skills will be necessary for personnel working at the K1 Facility, WD shall seek to minimize the number of K1 JV Engineers seconded by WD or any of its Affiliates to the K1 Facility who are not highly proficient in Japanese, and WD shall ensure that those members of the WD Team who are not Japanese speakers receive some language training in Japanese at WD’s cost before being sent to work at the K1 Facility and WD shall use commercially reasonable efforts to ensure that such language training is appropriate to such WD Team member’s position at the K1 Facility.

(b) Reimbursement; Conditions. WD’s and its Affiliates’ K1 JV Engineers shall be integrated by TMC at the Kitakami Facility and shall work together with TMC’s and its Affiliates’ K1 JV Engineers to seek to ensure the optimal operation of the K1 Facility from a cost and technology perspective. [***]

(c) WD Personnel. [***]

(d) [***]

(e) [***]

(f) [***]

(g) Employment Relationship. All members of the WD Team will remain employees of WD (or the WD Affiliate, as applicable).

7.6 Indemnification. Each Parent Party will indemnify the other Parties from any claim by any of such Parent Party’s or its Affiliate’s employees, consultants or agents (such Parent Party being the “Employer”) (a) based on other than willful misconduct of such Employer or its Affiliate, its or its Affiliate’s employees, consultants or agents or (b) that he or she has rights, or is owed obligations, as an employee of the Party that is not the Employer or its Affiliate.

7.7 Other Personnel. [***]

8.	MANUFACTURING COSTS

8.1 K1 Manufacturing Costs. “K1 Manufacturing Costs” [***]

(a) [***]

(b) [***]

(c) [***]

(d) Manufacturing Cost Reconciliation. Within [***] after the end of each JV fiscal quarter, TMC shall perform the manufacturing cost reconciliations of [***] Charges and [***] Charges, in each case as described above (together, the “Quarterly Manufacturing Cost Reconciliation”). TMC personnel at the K1 Facility shall provide a forecast of the Quarterly Manufacturing Cost Reconciliation to the JVs and WD every month.

8.2 K1 Manufacturing Cost Allocation Framework. K1 Manufacturing Costs shall be shared by the Parties and shall be either K1 Fixed Manufacturing Costs or K1 Variable Manufacturing Costs, in each case as determined in the manner set forth in this Article 8. [***]

8.3 K1 Manufacturing Cost Allocation Methodology.

(a) [***]

(b) K1 Manufacturing Costs allocated to K1 Products will be further allocated as set forth in Section 8.4(b).

(c) Within [***] after the end of each JV fiscal quarter, TMC shall provide to WD a reconciliation of the allocation of K1 Manufacturing Costs that reflects [***] during the fiscal quarter. TMC personnel at the K1 Facility will provide a forecast of such quarterly reconciliation to the JVs and WD every month.

(d) In the event that there is [***] warrant a deviation from the allocation methodology set forth in Sections 8.3(a) through 8.3(c), then the Parent Parties shall [***]

8.4 K1 Product Manufacturing Costs.

(a) “K1 Product Manufacturing Costs” means [***]

(b) All K1 Product Manufacturing Costs will be either K1 Product Fixed Manufacturing Costs or K1 Product Variable Manufacturing Costs.

(i) K1 Product Fixed Manufacturing Costs. “K1 Product Fixed Manufacturing Costs” means [***]

(ii) K1 Product Variable Manufacturing Costs. “K1 Product Variable Manufacturing Costs” means [***]

8.5 Accounting and Cost Methodology. K1 Manufacturing Costs methodology will in principle be in accordance with the existing accounting and cost methodology used by the JVs in the Yokkaichi Facility. [***]

8.6 No Duplication of Costs or Expenses. It is the intent of the Parties that any payments made by the Parties under or pursuant to any Master Operative Document shall not be duplicative and that the Parties shall in no event be required to pay or contribute more than once for any service, product or development work provided under the Master Operative Documents, if such service, product or development work is provided under more than one Master Operative Document. In addition, to the extent that a Party makes a direct payment for any service, product or development work under a Master Operative Document, the cost incurred by TMC (from the Kitakami Facility) or the JVs, as the case may be, in connection with the provision of such service, product or development work shall not be included in the applicable wafer price charged to such Party.

8.7 Masks and Probe Cards. For masks and probe cards for the K1 Facility related to jointly manufactured products, the applicable JV shall be solely responsible for the purchase of any masks and probe cards for JV Capacity at the K1 Facility, consistent with current practice at the Yokkaichi Facility. Toshiba Memory shall be solely responsible for the purchase of any masks and probe cards for Toshiba Capacity at the K1 Facility, consistent with current practice at the Yokkaichi Facility. Each Party (as between Toshiba Memory, on the one hand, and WD and SanDisk, on the other hand) shall be solely responsible for the purchase of any masks and probe cards for the K1 Facility related to its own proprietary products, consistent with current practice at the Yokkaichi Facility.

9.	FOUNDRY AND PURCHASE AND SUPPLY ARRANGEMENTS

9.1 K1 Foundry Arrangements.

(a) Die Sort, Equipment and Raw Materials. Die sorting facilities for JV K1 Products will be located at [***] or such other place mutually agreed by the Parent Parties. Toshiba Memory’s use of any of FPL’s, FAL’s and FFL’s manufacturing equipment located in the K1 Facility in the manufacture of BiCS Products will be governed by the FPL Lease Agreement, the FAL Lease Agreement and the FFL Lease

Agreement, respectively. Toshiba Memory shall be responsible for obtaining the raw materials and services to be used in the manufacture of JV K1 Products.

(b) Foundry Production. Toshiba Memory shall manufacture BiCS Products at the K1 Facility for the JVs as ordered by the JVs pursuant to the Foundry Agreements. Toshiba Memory and the JVs shall use their best efforts to achieve the manufacturing capacity for the K1 Facility set forth in the JV Business Plans, which will include any plans for JV use of cleanroom space in the K1 Facility. Wafers produced in the K1 Facility will be sorted between the Parent Parties such that aggregate yield losses will be shared on an equal basis.

(c) Operating Relationship. The Parent Parties shall provide personnel necessary for the manufacture of BiCS Products for and on behalf of the JVs as described in Article 7.

(d) Consideration to be Paid to Toshiba Memory. Toshiba Memory shall be compensated by the JVs as provided in the Foundry Agreements, [***]

(e) K1 Purchase Orders. POs (as defined in each Foundry Agreement) for JV K1 Products shall be issued by each JV to [***] (as instructed by TMC in writing from time to time, provided, that TMC will provide WD with written notice of any change to the issuing party [***]

9.2 Purchase and Supply Agreements. For the avoidance of doubt, the rights, obligations and procedures for the purchase by the Parent Parties from FPL, FAL and FFL of JV BiCS Products manufactured in whole or in part at the K1 Facility shall be as set forth in the FPL Purchase and Supply Agreements, the FAL Purchase and Supply Agreements and the FFL Purchase and Supply Agreements, respectively, of Toshiba Memory (in the case of Toshiba Memory) and the applicable SanDisk party (in the case of WD). Toshiba Memory may place POs for Products (each as defined in each Purchase and Supply Agreement between TMC and each JV), including JV BiCS Products, pursuant to such Purchase and Supply Agreement.

9.3 Equal Right to JV Production. For the avoidance of doubt, Toshiba Memory, on one hand, and WD and SanDisk, on the other hand, shall have the right and obligation, through the JVs, to utilize 50% of the manufacturing capacity for JV BiCS Products manufactured in whole or in part at the K1 Facility, on an Equivalent Lot basis, as provided in the JV Master Agreements.

9.4 Forecasts/Production Planning. The Parent Parties shall submit forecasts to the applicable JV(s) for K1 Products, [***] as further provided in the applicable Purchase and Supply Agreement, [***]

9.5 K1 Product Output Allocation. The actual monthly lot output of K1 Products shall be allocated among the JVs, Toshiba Memory and WD, as applicable, based on the K1 Capacity Ratio; provided, that during any month in which the planned production capacity of K1 Products is [***], Toshiba Memory and WD will be allocated output of such K1 Products [***]

9.6 Alternative Use of Allocated Capacity. For the avoidance of doubt, any alternative use of a Party’s allotted manufacturing capacity for JV BiCS Products within the K1 Facility will be as permitted in, and subject to and governed by the terms of, the applicable JV’s JV Master Agreement.

10.	RESEARCH AND DEVELOPMENT

10.1 [***]

10.2 [***]

10.3 [***]

10.4 [***]

10.5 No Change to Common R&D. Except as set forth in this Article 10, or as may be otherwise agreed in writing between the Parties, the Common R&D Agreement shall continue in full force and effect in accordance with its terms, and the agreements regarding equipment, materials and development provided for in the Common R&D Agreement shall continue to be part of the Common R&D Agreement.

11.	K1 INFORMATION AND DATA SHARING

11.1 Management and Operating Reports. Upon the request of either TMC or WD, the K1 Operating Committee shall provide TMC and WD with, simultaneously in Japanese and English, those management and operating reports identified on Schedule 11.1 and as mutually agreed upon from time to time by the Parent Parties. Upon reasonable request from WD, Toshiba Memory employees shall explain such reports to employees of WD and its Subsidiaries and respond to questions from employees of WD and its Subsidiaries; provided, however, that WD acknowledges and agrees that Toshiba Memory will not be responsible for WD’s or any of its Subsidiaries’ failure to understand any such reports. The K1 Operating Committee and the Y5 Operating Committee (as defined in the FFL Master Agreement) will cooperate to obtain any information relating to K1 Facility management or operations necessary for the reports to be provided by the Y5 Operating Committee under Section 8.1(d) of the FFL Master Agreement.

11.2 Production Control; Access to K1 Data. From the start of production of JV Products in the K1 Facility, Toshiba Memory shall provide, consistent with past practice, employees of WD and its Subsidiaries [***]; provided, that the cost necessary for making such system available to such employees will be borne by [***]. Each Party will be provided the same real-time access to K1 data relating to JV Products.

11.3 Engineering Wafers. Each of the Parent Parties will have full access to all operational and engineering data and reports related to engineering wafers manufactured for JV Products manufactured at the K1 Facility.

11.4 Unilateral Capacity Data. For any Toshiba Capacity in the K1 Facility, Toshiba Memory shall provide to the JVs all data necessary to determine whether the Toshiba Capacity is being operated [***], including but not limited to [***].

11.5 [***]

12.	OTHER MODIFICATIONS TO CERTAIN MASTER OPERATIVE DOCUMENTS

To update their agreement as expressed in certain of the Master Operative Documents to, among other things, take into account the K1 Facility, to provide for the installation of tools and utilization of clean room space by each of the JVs within the K1 Facility and to provide for TMI’s performance of certain activities at the K1 Facility, the Parties agree that the Master Operative Documents are hereby amended as set forth below, and as necessary to give effect to the purpose and intent of this Article 12 whether or not expressly set forth below.

12.1 JV Master Agreements.

(a) External Manufacturing Source. For the avoidance of doubt, the K1 Facility is not an “external manufacturing source,” as such term is used in the JV Master Agreements.

(b) Embedded NAND Products. The rights of each Parent Party under the JV Agreements to use a portion of its total allocated capacity in the JV Space (as defined in the Y6 Agreement) to cause to be manufactured Embedded NAND Products, subject to the conditions and limitations set forth in the JV Agreements, are hereby extended to the K1 JV Space.

(c) Proprietary Flash Products. The rights of each Parent Party under the JV Agreements to use a portion of its total allocated capacity in the Y3 Facility, the Y4 Facility and from the JV Space (as defined in the Y6 Agreement) in the Y5 Facility, the New Y2 Facility and the Y6 Facility to cause to be manufactured Proprietary Flash Products, subject to the conditions and limitations set forth in the JV Agreements, are hereby extended to the K1 JV Space, and TMC’s rights to cause to be manufactured Proprietary Flash Products, subject to the conditions and limitations set forth in the JV Agreements, are hereby extended to TMI. Each of WD (together with SanDisk) and Toshiba Memory may use a portion of its total allocated capacity from the K1 JV Space to cause to be manufactured Proprietary Flash Products, subject to each of the limitations, conditions and Parent Party undertakings in respect of Proprietary Flash Products provided under the applicable JV Master Agreement, as amended by the New Y2 Agreement and the Y6 Agreement, for the manufacture of Proprietary Flash Products in the Yokkaichi Facility. If a Parent Party requests a modification to the limitations, conditions and undertakings for the manufacture of Proprietary Flash Products, the Parent Parties will discuss such requested modification.

(d) Engineering Wafers. The rights of the Parent Parties to receive Evaluation Wafers and Qualification Wafers (each as defined in the JV Master Agreements) under the JV Master Agreements apply to Evaluation Wafers and Qualification Wafers manufactured in the K1 Facility, and TMC’s rights to receive Evaluation Wafers and Qualification Wafers under the JV Agreements are hereby extended to TMI. For the avoidance of doubt, WD may ship its share of Evaluation Wafers and Qualification Wafers to any location in its sole discretion subject to any terms and conditions of the Master Operative Documents that relate or apply to the shipment of Evaluation Wafers or Qualification Wafers by SanDisk, including applicable export control requirements; provided, that any such shipment by WD shall comply with applicable shipping procedures at the Yokkaichi Facility consistent with past practice with reasonable adjustments based on attributes specific to the K1 Facility or as otherwise required due to the K1 Facility’s being situated at the Kitakami Facility, and not at the Yokkaichi Facility.

(e) Financing. The terms and conditions with respect to the financing necessary to enable committed or agreed capacity expansions or other investment in any JV for JV Capacity at the K1 Facility shall be as follows: (i) in the case of FFL, as set forth in Section 6.12 of the FFL Master Agreement as if such investment were in the Y5 Facility; (ii) in the case of FAL, as set forth in Section 6.12 of the FAL Master Agreement as if such investment were in the Y4 Facility; and (iii) in the case of FPL, as set forth in Section 6.10 of the FPL Master Agreement as if such investment were in the Y3 Facility.

(f) Y3, Y4, Y5, New Y2, Y6 and K1 Capacity Ratios. The capacity ratios used to calculate output and cost allocation for the Y3 Facility, the Y4 Facility, the Y5 Facility, the New Y2 Facility and the Y6 Facility as set forth in Schedule 12.2(d) to the New Y2 Facility Agreement and Schedule 12.1(c) to the Y6 Facility Agreement are hereby replaced with the capacity ratios initially set forth on Schedule 12.1(f) to this Agreement and updated from time to time by the Parent Parties as mutually agreed.

(g) [***]

(h) Ramp Down; Termination Capacity. For the avoidance of doubt, with respect to the obligations of the Parent Parties under (i) Sections 8.1(d)(i) and 8.1(e)(i) of the FAL Master Agreement, (ii) Sections 8.1(d)(i) and 8.1(e)(i) of the FPL Master Agreement and (iii) Section 9.1(d)(i) of the FFL Master Agreement to continue to manufacture NAND Flash Memory Products and BiCS Products in the event of a termination of such JV Master Agreement under the circumstances described therein, the Termination Capacity for NAND Flash Memory Products and the Termination Capacity for BiCS Products shall take into account the Requesting Party’s (as defined in the applicable JV Master Agreement) NAND Flash Memory Products capacity allocation and BiCS Products capacity allocation, respectively, available from the applicable JV in the K1 Facility.

(i) License Grant and Know-How Access at Termination. Any reference to “the Yokkaichi Facility” in:

(i) Sections 9.1(c)(ii), 9.1(d)(iv), 9.1(g)(ii), 9.1(h)(i) and 9.1(i)(i) of the FFL Master Agreement is hereby amended to refer to “the Yokkaichi Facility and the Kitakami Facility”;

(ii) Sections 8.1(c)(ii), 8.1(d)(iv), 8.1(g)(ii), 8.1(h)(i) and 8.1(i)(i) of the FPL Master Agreement is hereby amended to refer to “the Yokkaichi Facility and [***]; and

(iii) Sections 8.1(c)(ii), 8.1(d)(iv), 8.1(g)(ii), 8.1(h)(i) and 8.1(i)(i) of the FAL Master Agreement is hereby amended to refer to “the Yokkaichi Facility and [***]

12.2 JV Operating Agreements.

(a) Management and Operating Reports. The management and operating reports identified on Schedule 5.3 to each JV Operating Agreement will take into account any utilization by FPL, FAL and FFL, as applicable, of the K1 JV Space.

(b) Capital Reductions. If necessary, the Board of Directors or Board of Executive Officers, as applicable, of the JVs shall consider capital reductions to the extent that any such capital reduction will not adversely affect the Yokkaichi Facility’s or the Kitakami Facility’s operations. This Section 12.2(b) supersedes and replaces the last sentence of Section 6.2(b) of each JV Operating Agreement from the date hereof.

12.3 JV Foundry Agreements.

(a) TMI hereby is added as a party to each of the Foundry Agreements and fully bound by, and subject to, all of the covenants, conditions and agreements thereunder that are required to be performed, observed or satisfied by TMC with respect to the K1 Facility, and may exercise all of TMC’s rights thereunder, in each case, as though an original party thereto in the same manner and to the same extent as if TMI were TMC itself.

(b) The reference to JV Y5 NAND Flash Memory Products in Article 5 of the FFL Foundry Agreement is hereby revised to include JV K1 BiCS Products manufactured for FFL.

(c) Subject to Section 1.3, purchases from Toshiba Memory by:

(i) FPL of JV K1 BiCS Products manufactured for FPL shall be made in accordance with the terms of the FPL Foundry Agreement for purchases of Products (as defined therein), provided, that the purchase prices and manufacturing costs for JV K1 BiCS Products manufactured for FPL shall be calculated and allocated in accordance with Article 8 hereof;

(ii) FAL of JV K1 BiCS Products manufactured for FAL shall be made in accordance with the terms of the FAL Foundry Agreement for purchases of Products (as defined therein), provided, that the purchase prices and manufacturing costs for JV K1 BiCS Products manufactured for FAL shall be calculated and allocated in accordance with Article 8 hereof; and

(iii) FFL of JV K1 BiCS Products manufactured for FFL shall be made in accordance with the terms of the FFL Foundry Agreement for purchases of Products (as defined therein), provided, that the purchase prices and manufacturing costs for JV K1 BiCS Products manufactured for FFL shall be calculated and allocated in accordance with Article 8 hereof.

(d) [***]

(e) The definition of “Kitakami Facility” set forth herein is hereby incorporated by reference into each Foundry Agreement. The references to “Yokkaichi Facility” in:

(i) Articles 2 and 3 of each of the Foundry Agreements are hereby replaced with “the Yokkaichi Facility or the Kitakami Facility, as applicable”;

(ii) Article 6 of the FFL Foundry Agreement are hereby replaced with “Yokkaichi Facility or Kitakami Facility (as set forth in the applicable PO)”;

(iii) Section 10(b)(i) of the FPL Foundry Agreement and Section 11(b)(i) of each of the FAL Foundry Agreement and FFL Foundry Agreement are hereby replaced with “the facility from which the products were shipped by Toshiba;” and

(iv) Section I of Exhibit A to each of the Foundry Agreements are hereby replaced with “Yokkaichi Facility and the Kitakami Facility.”

(f) [***]

(g) Delivery of Products (as defined in the FPL Foundry Agreement and FAL Foundry Agreement) pursuant to the FPL Foundry Agreement and FAL Foundry Agreement shall be made [***].

(h) [***]

12.4 JV Purchase and Supply Agreements.

(a) TMI hereby is added as a party to each of the Purchase and Supply Agreements to which TMC is a party and fully bound by, and subject to, all of the covenants, conditions and agreements thereunder that are required to be performed, observed or satisfied by TMC with respect to the K1 Facility, and may exercise all of TMC’s rights thereunder, in each case, as though an original party thereto in the same manner and to the same extent as if TMI were TMC itself.

(b) The capitalized term “Products” in the FFL Purchase and Supply Agreements is hereby revised to include JV K1 BiCS Products manufactured for FFL in accordance with the Purchase Specification as thereinafter defined.

(c) Subject to Section 1.3, purchases by Toshiba Memory or WD from:

(i) FPL of JV K1 BiCS Products manufactured for FPL shall be made in accordance with the terms of TMC’s (in the case of Toshiba Memory) and SanDisk Cayman’s (in the case of WD, as if WD were SanDisk Cayman) FPL Purchase and Supply Agreement for purchases of Products (as defined therein), provided, that with respect to such purchases of JV K1 BiCS Products manufactured for FPL, any price or charge that is calculated or determined under Article 4 (“Purchase Prices of Products; Title Transfer”) of the FPL Purchase and Supply Agreement based on Article 4 of the FPL Foundry Agreement shall instead be based on Article 8 hereof;

(ii) FAL of JV K1 BiCS Products manufactured for FAL shall be made in accordance with the terms of TMC’s (in the case of Toshiba Memory) and SanDisk Ireland’s (in the case of WD, as if WD were SanDisk Ireland) FAL Purchase and Supply Agreement for purchases of Products (as defined therein), provided, that with respect to such purchases of JV K1 BiCS Products manufactured for FAL, any price or charge that is calculated or determined under Article 4 (“Purchase Prices of Products; Title Transfer”) of the FAL Purchase and Supply Agreement based on Article 4 of the FAL Foundry Agreement shall instead be based on Article 8 hereof; and

(iii) FFL of JV K1 BiCS Products manufactured for FFL shall be made in accordance with the terms of TMC’s (in the case of Toshiba Memory) and SanDisk Flash’s (in the case of WD, as if WD were SanDisk Flash) FFL Purchase and Supply Agreement for purchases of Products (as defined therein) provided, that with respect to such purchases of JV K1 BiCS Products manufactured for FFL, any price or charge that is calculated or determined under Article 4 (“Purchase Prices of Products; Title Transfer”) of the FFL Purchase and Supply Agreement based on Article 4 of the FFL Foundry Agreement shall instead be based on Article 8 hereof.

(d) [***]

(e) [***]

(f) Delivery of Products (as defined in the FPL Purchase and Supply Agreements and FAL Purchase and Supply Agreements Agreement) pursuant to the FPL Purchase and Supply Agreements and FAL Purchase and Supply Agreements shall be made [***].

(g) [***]

12.5 JV Lease Agreements.

(a) All references to Y3 NAND Flash Memory Products in the FPL Lease Agreement are hereby revised to include JV K1 BiCS Products manufactured for FPL. All references to Y4 NAND Flash Memory Products in the FAL Lease Agreement are hereby revised to include JV K1 BiCS Products manufactured for FAL. All references to Y5 NAND Flash Memory Products, JV Y5 BiCS Products, JV New Y2 BiCS Products or JV Y6 BiCS Products in the FFL Lease Agreement are hereby revised to include JV K1 BiCS Products manufactured for FFL.

(b) [***]

(c) The definition of “Kitakami Facility” set forth herein is hereby incorporated by reference into each JV Lease Agreement.

(d) [***]

(e) [***]

(f) [***]

12.6 Information Security Agreement. From the date hereof, the Kitakami Facility shall constitute a “Toshiba Facility” for purposes of the Information Security Agreement.

12.7 Undertaking. From the date hereof, the New Agreements shall each constitute an “Underlying Agreement” for purposes of the Undertaking.

12.8 Settlement Agreement. From the date hereof, the New Agreements shall each constitute a “Collaboration Agreement” for purposes of the Settlement Agreement.

12.9 ISCO Supplement. From the date hereof, this Agreement shall constitute a “Core Agreement” for purposes of the ISCO Supplement.

13.	CONFIDENTIALITY AND DISCLOSURE

13.1 Public Announcements. Neither Parent Party shall, nor shall it permit any of its Affiliates to, without the prior written consent of the other Parent Party:

(a) issue any public release, announcement or other document, or otherwise publicly disclose any information or make any public statement, concerning the operations of the K1 Facility that refers to the other Parent Party or any of its Affiliates in connection therewith (other than a general reference to affiliation with the JVs) and (i) concerns the financial condition or results of operations of the JVs, other than as required by any applicable Law or accounting standard with respect to the financial disclosure obligations of either Parent Party, or (ii) (A) disparages either Parent Party or the JVs’ performance or (B) reflects negatively on either Parent Party’s commitment to the K1 Facility; or

(b) publicly file all or any part of any New Agreement or any description thereof, or issue or otherwise make publicly available any press release, announcement or other document that contains Confidential Information belonging to the other Parent Party (or its Affiliates) or the JVs, except as may be required by applicable Law (in which case such Parent Party shall (or shall cause the Person required to make such filing to) cooperate with the other Parent Party, to the extent reasonable and practicable, in obtaining any confidential treatment for such filing requested by the other Parent Party).

(c) Each Parent Party shall use commercially reasonable efforts to grant or deny any approval required under this Section 13.1 within five Business Days of receipt of written request by the other Parent Party; provided, however, that a Parent Party’s failure to respond within said time period shall not be deemed to constitute such Parent Party’s approval or consent.

13.2 Non-Disclosure Obligations.

(a) For a period of [***] from the date of receipt of each item of Confidential Information disclosed by one Party (the “Disclosing Party”) under this Agreement or the K1 MCEIA, the other Party (the “Receiving Party”) shall safeguard such item of Confidential Information, shall keep it in confidence, and shall use reasonable efforts, consistent with those used in the protection of its own confidential information, to prevent its disclosure of such Confidential Information to third parties.

(b) Notwithstanding the foregoing Section 13.2(a), the Receiving Party shall not be obligated by this Section 13.2 with respect to information that: (i) is already known to the Receiving Party at the time of its receipt from the Disclosing Party as reasonably evidenced by its written records; (ii) is or becomes publicly available without breach of this Agreement by the Receiving Party; (iii) is made available to a third party by the Disclosing Party without restriction on disclosure; (iv) is rightfully received by the Receiving Party from a third party without restriction and without breach of this Agreement; (v) is independently developed by the Receiving Party as reasonably evidenced by its written records contemporaneous with such development; (vi) is disclosed with the prior written consent of the Disclosing Party, provided, that each recipient from the Receiving Party shall execute a confidentiality agreement prohibiting further disclosure of the Confidential Information, under terms no less restrictive that those provided in this Agreement; (vii) is required to be disclosed by the order of a Governmental Authority, provided, that the Receiving Party shall give the Disclosing Party prompt notice of such request so that the Disclosing Party has an opportunity to defend, limit or protect such disclosure; or (viii) is required to be disclosed by applicable securities or other Laws, provided, that the Receiving Party shall, prior to any such disclosure required by the applicable Governmental Authority, provide the Disclosing Party with notice which includes a copy of the proposed disclosure and consider in good faith the Disclosing Party’s timely input with respect to such disclosure.

(c) The Receiving Party shall use its reasonable best efforts to limit dissemination of the Disclosing Party’s Confidential Information to such of its employees who have a need to know such information for the purpose for which such information was disclosed. The Receiving Party understands that disclosure or dissemination of the Disclosing Party’s Confidential Information not expressly authorized hereunder would cause irreparable injury to the Receiving Party, for which monetary damages would not be an adequate remedy and would entitle the Disclosing Party to equitable relief in addition to any remedies the Disclosing Party may have hereunder or at law.

(d) For purposes of the confidentiality obligations in the Existing Agreements and the New Agreements, information shall not be considered to have been made available to a third party by the Disclosing Party without restriction on disclosure if such information was only made available to such third party as a result of an inadvertent or unintentional disclosure of such information by the Disclosing Party. In the event that the Disclosing Party’s disclosure of Confidential Information to the Receiving Party is inadvertent or unintended and the Disclosing Party, upon becoming aware of such inadvertent or unintended disclosure, promptly notifies the Receiving Party in writing that such disclosure was inadvertent or unintended, the Receiving Party shall promptly (and in any event in less than [***] destroy all such Confidential Information. In addition, if the Receiving Party reasonably believes that the Disclosing Party’s disclosure of Confidential

Information to the Receiving Party was inadvertent or unintended, the Receiving Party shall promptly notify the Disclosing Party of such belief and, if requested by the Disclosing Party, promptly (and in any event in less than [***] destroy all such Confidential Information. If requested by the Disclosing Party, the Receiving Party shall certify in writing that all such Confidential Information has been destroyed.

(e) Nothing in this Agreement shall be construed as granting or conferring any rights, licenses or relationships by the transmission of the Confidential Information.

13.3 Ownership and Return of Information. All Confidential Information disclosed hereunder shall remain the property of the Disclosing Party. Upon request by the Disclosing Party, the Receiving Party shall return all Confidential Information of the Disclosing Party, including any and all copies thereof, or certify in writing that all such Confidential Information had been destroyed.

14.	TERM AND TERMINATION

14.1 Term. This Agreement shall continue in full force and effect until the latest of the termination of (a) the FPL Master Agreement (if [***]), (b) the FAL Master Agreement (if [***]), and (c) the FFL Master Agreement, unless earlier terminated as hereinafter provided. The term of this Agreement may be extended by mutual agreement of both Parent Parties.

14.2 Termination. Notwithstanding the foregoing Section 14.1, this Agreement may be terminated:

(a) by the mutual written agreement of the Parties, in which case this Agreement will terminate on the date mutually agreed by the Parties;

(b) by either Parent Party upon [***] written notice to the other Parent Party, if (i) (A) the other Parent Party has failed to make (or authorize the JVs to make) the investment necessary to implement its share of the K1 Minimum Commitment [***] or (B) has failed to pay [***], and (ii) TMC (in the case of termination by TMC), or WD or SanDisk (in the case of termination by WD) is not in material breach of any material Master Operative Document; or

(c) by either Parent Party, upon written notice to the other Parent Party, if the other Parent Party (i) makes an assignment of all or substantially all its assets for the benefit of creditors, (ii) has filed a voluntary petition in bankruptcy or insolvency or any other legal action or document seeking reorganization, readjustment or arrangement of its business under any Law relating to bankruptcy or insolvency, or (iii) is adjudicated to be bankrupt or insolvent under any such Law, or has a receiver appointed over all or substantially all of its property, by a competent Governmental Authority; in which case of (i), (ii) or (iii), this Agreement will terminate on the 30th day after such notice of termination is given.

14.3 Termination for Material Breach. The Parent Parties agree and acknowledge that in the event of a final determination by an arbitral tribunal under Section 16.4 that a Parent Party has committed or is committing a continuing material breach of any of Sections [***] of this Agreement or Sections [***] of the New Y2 Agreement (by TMC, in the case of TMC, or by SanDisk, in the case of WD) that [***] (any such breach, a “Material Breach”), and the breaching Parent Party fails to cure such breach within [***] after such determination, then the non-breaching Parent Party shall have as a remedy for Material Breach the termination of this Agreement, in addition to all other legal and equitable remedies available to such Parent Party. In the event that a Parent Party expressly asserts in writing a Material Breach, the dispute shall proceed as specified in Section 16.4, provided, however, that:

(a) no matters other than the existence of such Material Breach (and counterclaims and defenses directly related to the conduct or circumstances underlying the asserted Material Breach) shall be submitted to or determined by the arbitral tribunal;

(b) the Parent Parties shall use their respective reasonable best efforts to complete and finalize the Terms of Reference within [***] following such assertion of Material Breach; and

(c) the Parent Parties shall instruct the arbitral tribunal, with the full assistance and cooperation of the Parent Parties, to endeavor to submit its draft award on the existence of the Material Breach to the Court of Arbitration of the International Chamber of Commerce for approval within [***] following the effective date of the Terms of Reference, provided, that any failure to issue an award in such time period shall not be considered a defense or objection to the enforcement of such an award.

The Parent Parties agree to attempt in good faith to resolve any potential claim for Material Breach. Notwithstanding anything to the contrary in the New Y2 Agreement or the Y6 Agreement, the Parent Parties and SanDisk acknowledge and agree that in the event of a final determination by an arbitral tribunal in accordance with this Section 14.3 that a Parent Party has committed or is committing a continuing material breach of [***] of this Agreement that would reasonably be expected to cause material damage to the JVs or the non-breaching Parent Party, such breach shall be deemed a “Material Breach” of the New Y2 Agreement (by SanDisk, in the case of such a material breach of this Agreement by WD) and the Y6 Agreement and, if the breaching Parent Party fails to cure such breach within [***] after such determination, the non-breaching Parent Party shall have the right to immediately exercise the remedies set forth in

Section 14.3 of the New Y2 Agreement and Section 15.3 of the Y6 Agreement without the necessity for further arbitration.

14.4 Termination in Good Faith. Termination of any Master Operative Document by any party thereto may be done only in good faith.

14.5 Survival.

(a) The provisions of Sections 4.5(c), 7.6, and 12.1(h), Article 13 (except Section 13.1(a)(ii)(B)), this Article 14, Article 16 and Exhibit A shall survive any termination or expiration of this Agreement.

(b) So long as (and only for so long as) the Parent Parties have BiCS Products manufacturing capacity in the JVs, the provisions of Sections 3.2 (except with respect to the K1 Facility), 3.3(d), 4.2 (except with respect to the K1 Facility), 4.3 (except with respect to the K1 Facility), 4.4 (except with respect to the K1 Facility), Article 5 (except with respect to the K1 Facility), Sections 10.3 (except with respect to the K1 Facility) and 10.5, and Article 15 shall also survive any termination or expiration of this Agreement.

(c) Section 1.4 shall survive any termination or expiration of this Agreement until the expiration or termination of the last-to-expire or last-to-terminate of the JV Master Agreements.

14.6 Effect on Other Collaborations. Unless otherwise expressly provided herein, termination of this Agreement shall not affect any surviving rights or obligations set forth in the Joint Operative Documents. For the avoidance of doubt, the BiCS LDA and the WD-TMC PCLA (in each case, including the licenses provided thereunder) shall be unaffected by the termination of this Agreement, and the BiCS LDA and the WD-TMC PCLA shall terminate or expire in accordance with each of such agreement’s terms.

15.	REPRESENTATIONS AND WARRANTIES

Each Parent Party hereby represents and warrants to the other Parent Party as follows:

15.1 Organization and Standing. It is duly organized and validly existing and, where applicable, in good standing under the laws of the jurisdiction in which it is organized.

15.2 Authority; Enforceability. It has the requisite power and authority to enter into the New Agreements, to execute any certificates or other instruments to be executed by it in connection therewith and otherwise carry out the transactions contemplated by the New

Agreements. All proceedings required to be taken by it to authorize the execution, delivery and performance of the New Agreements, and any such certificates and instruments, have been properly taken. This Agreement has been duly and validly executed and delivered by it and constitutes a valid and binding obligation of it, enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally or the availability of equitable remedies (regardless of whether enforceability is considered in a proceeding at law or in equity).

15.3 No Conflict. The execution, delivery and performance of the New Agreements and the BiCS LDA by it and its Affiliates do not and will not (a) breach, violate or conflict with any provision of its charter documents as amended to date, or (b) conflict with or violate any Law applicable to it. No consent, approval or authorization of, or filing with, any Governmental Authority, or any other Person, is required to be made or obtained by it in connection with the execution, delivery and performance by it of any New Agreement or the consummation by it of the transactions contemplated thereby.

15.4 Proceedings. Except for any action, claim, investigation or proceeding (i) threatened, asserted, or pending between or among WD and/or any of its Affiliates, on the one hand, and TMC and/or Toshiba, and/or any of its or their Affiliates, on the other hand or (ii) that falls within the scope of any release, waiver, dismissal, or covenant not to sue set forth in the Settlement Agreement, there are no actions, claims, investigations or proceedings pending, or to its knowledge threatened, by or before any Governmental Authority that, if adversely determined, would have a material adverse effect on it or on the conduct of the business of any of the JVs as contemplated in the Master Operative Documents or on its ability to perform any material obligation under any Master Operative Document.

15.5 Litigation; Decrees. Except for any Action threatened, asserted, or pending (i) between or among WD and/or any of its Affiliates, on the one hand, and TMC and/or Toshiba, and/or any of its or their Affiliates, on the other hand or (ii) that falls within the scope of any release, waiver, dismissal, or covenant not to sue set forth in the Settlement Agreement, there are no Actions pending, or, to its knowledge, threatened that (a) are reasonably likely, based on information known to it as of the date hereof, to have a material adverse effect on the conduct of the business of any of the JVs as contemplated by the Master Operative Documents or BiCS LDA or (b) relate to any of the transactions contemplated by the Master Operative Documents or BiCS LDA in a manner which is material to its, any of its Affiliates’ or any of the JVs’ ability to carry out the transactions contemplated hereby and thereby or which could have a material adverse effect on the conduct of the business of any of the JVs as contemplated in the Master Operative Documents or BiCS LDA. Except for any judgment, order, writ, or decree in connection with any Action (i) between or among WD and/or any of its Affiliates, on the one hand, and TMC and/or Toshiba, and/or any of its or their Affiliates, on the other hand or (ii) that falls within the scope of any release, waiver, dismissal, or covenant not to sue set forth in the Settlement Agreement, there is no judgment, order, writ or decree that substantially restrains its ability to consummate the transactions contemplated by the New Agreements or the BiCS LDA.

15.6 Compliance with Other Instruments. Except (i) as may have been asserted by WD and/or any of its Affiliates, on the one hand, and TMC and/or Toshiba, and/or any of its or their Affiliates, on the other hand or (ii) any default asserted in connection with any Action, claim, investigation or proceeding that falls within the scope of any release, waiver, dismissal, or covenant not to sue set forth in the Settlement Agreement, neither it nor any of its Affiliates that is party to any New Agreement is in default in any material respect in the performance of any material obligation, agreement, instrument or undertaking to which such Person is a party or by which such Person or any of its properties is bound. Except for any obligation, agreement, instrument or undertaking between or among (i) WD and/or any of its Affiliates, (ii) TMC and/or Toshiba, and/or any of its or their Affiliates, and/or (iii) any of the JVs, there is no such obligation, agreement, instrument or undertaking to which it or any of its Affiliates is a party or by which any of its Affiliates or any of its or their properties is bound, in each case that is reasonably likely to have a material adverse effect on the Parties’ use of the K1 Facility as contemplated by the New Agreements.

15.7 Patents and Proprietary Rights. To its knowledge, it owns or possesses sufficient legal rights to all patents, utility models, trademarks, service marks, trade names, copyrights, applications for any of the foregoing, mask works, software, trade secrets, licenses, information and proprietary rights and processes (collectively, “Intellectual Property”) necessary (a) to carry out its or any of its Affiliates’ obligations under the Master Operative Documents and (b) for the conduct of the business of any of the JVs as contemplated in the Master Operative Documents, without any conflict with or infringement of the rights of others, except as will not have a material adverse effect on either (a) or (b) above. Except for any communications (i) between or among WD and/or any of its Affiliates, on the one hand, and TMC and/or Toshiba, and/or any of its or their Affiliates, on the other hand, or (ii) in connection with any Action, claim, investigation or proceeding that falls within the scope of any release, waiver, dismissal, or covenant not to sue set forth in the Settlement Agreement, including any communications referenced in Schedule 2.1 of the Settlement Agreement, it has not received any communications alleging that its Intellectual Property violates, or by its or any of its Affiliates entering into the transactions contemplated by the Master Operative Documents, would violate the Intellectual Property of any other Person or entity, which violation could reasonably be expected to have a material adverse effect on either (a) or (b) above.

15.8 Compliance with Laws. It and each of its Affiliates has complied and is complying in all material respects with all Laws, except where the failure to so comply would not have a material adverse effect on its or any of its Affiliates ability to perform its or their obligations under the Master Operative Documents or on the production of BiCS Products as contemplated by the Master Operative Documents.

15.9 Patent Cross Licenses. [***]

16.	MISCELLANEOUS

16.1 Entire Agreement. This Agreement, together with the exhibit(s) and schedules hereto and the other Master Operative Documents, constitute the entire agreement of the Parties to this Agreement with respect to the subject matter hereof and supersedes all prior written and oral agreements and understandings with respect to such subject matter.

16.2 Undertaking as to Affiliate Obligations. Each Parent Party shall cause all covenants, conditions and agreements to be performed, observed or satisfied by any of its Affiliates that are parties to any New Agreement to be fully and faithfully observed, performed and satisfied by such Affiliate, and shall not cause or permit to exist any breach or default of such covenants, conditions or agreements arising from such Affiliate’s action or inaction. Nothing in this Section 16.2 shall be construed to create any right in any Person other than the Parties. In the case of an affirmative covenant or other action required of WD or permitted to be taken by WD hereunder or under any other New Agreement, WD may perform or satisfy such affirmative covenant or other action directly or indirectly by causing one or more of its Subsidiaries to fully perform or satisfy such affirmative covenant or other action. Notwithstanding anything to the contrary in any Master Operative Document, if WD consents or agrees to TMC’s or any of its Affiliate’s taking an action or inaction that is subject to SanDisk’s consent or agreement under a Master Operative Document, WD’s providing such consent or agreement shall satisfy such requirement for SanDisk’s consent.

16.3 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to agreements made and to be performed entirely within such state without regard to the conflict of laws principles of such state, except where application of Japanese law is mandatory. Each New Agreement shall be governed in accordance with its governing law provision and, in the absence of any such provision, by the first sentence of this Section 16.3.

16.4 Dispute Resolution; Arbitration. Any dispute concerning this Agreement shall be referred to the applicable JV’s Management Representatives and handled by them in accordance with the applicable JV Master Agreement. If the Management Representatives cannot resolve such dispute in accordance with the terms of the applicable JV Master Agreement, then such dispute will be settled by binding arbitration in San Francisco, California. The dispute shall be heard by a panel of three arbitrators pursuant to the rules of the International Chamber of Commerce. The awards of such arbitration shall be final and binding upon the parties thereto. Each party will bear its own fees and expenses associated with the arbitration. Filing fees and arbitrator fees charged by the International Chamber of Commerce shall be borne equally by the Parent Parties.

16.5 Remedies.

(a) Except as may otherwise be specifically provided in the New Agreements, the rights and remedies of the parties under this Agreement are cumulative and are not exclusive of any rights or remedies which the parties hereto would otherwise have.

(b) Equitable relief, including the remedies of specific performance and injunction, shall be available with respect to any actual or attempted breach of this Agreement; provided, however, in the absence of exigent circumstances, the Parties shall refrain from commencing any lawsuit or seeking judicial relief in connection with such actual or attempted breach that is contemplated to be addressed by the dispute resolution process set forth in this Agreement until the Parties have attempted to resolve the subject dispute by following said dispute resolution process to its conclusion.

(c) If the due date for any amount required to be paid under any New Agreement is not a Business Day, such amount shall be payable on the next succeeding Business Day; provided, that if payment cannot be made due to the existence of a banking crisis or international payment embargo, such amount may be paid within the following 30 days.

(d) IN THE ABSENCE OF ACTUAL FRAUD, IN NO EVENT SHALL ANY PARTY BE LIABLE TO OR BE REQUIRED TO INDEMNIFY ANY OTHER PARTY OR ANY OF THEIR RESPECTIVE AFFILIATES UNDER THIS AGREEMENT (OR ANY AGREEMENT INTO WHICH THIS PROVISION IS INCORPORATED) FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGE OF ANY KIND, (INCLUDING WITHOUT LIMITATION LOSS OF PROFIT OR DATA), WHETHER OR NOT ADVISED OF THE POSSIBILITY OF SUCH LOSS.

16.6 Relationship of the Parties. The Parties are independent contractors and no provision of or action pursuant to any New Agreement shall constitute any Party acting as the direct or indirect agent or partner of the other Party for any purpose or in any sense whatsoever. Nothing contained in this Agreement is intended to, or shall be deemed to, create a partnership or fiduciary relationship between WD and TMC for any purpose. No Party shall take a position contrary to this Section 16.6.

16.7 Official Language. The official language of this Agreement is the English language only, which language shall be controlling in all respects, and all versions of this Agreement in any other language shall not be binding on the parties hereto or nor shall such other versions be admissible in any legal proceeding, including arbitration, brought under this Agreement. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

16.8 No Implied Licenses. All rights not expressly granted hereunder or under other agreements between or among the Parties are hereby retained in their entirety by such Party. Moreover, there are no implied grants or licenses hereunder and the only rights or licenses granted to any Party hereunder are limited to those rights and licenses expressly set forth herein.

16.9 Export Laws. No Party shall export or re-export, directly or indirectly, any technical information disclosed hereunder or direct product thereof to any destination prohibited or restricted by the export control regulations of Japan or the United States, including the U.S. Export Administration Regulations, without the prior authorization from the appropriate Governmental Authorities. No Party shall use technical information supplied by any other Party hereunder for any purpose to develop or manufacture nuclear, chemical, biological weapons or missiles (hereafter “weapons of mass destruction”). No Party shall knowingly sell any products manufactured using any other Party’s technical information to any third party if it knows that the end-user of the products will use them for the development and/or manufacture of the weapons of mass destruction.

16.10 Definitions; Interpretation.

(a) Certain Definitions. Capitalized terms used but not defined in the main body of this Agreement shall have the meanings assigned to them in Exhibit A. Capitalized terms used but not defined in either of the main body of this Agreement or in Exhibit A shall have the meaning ascribed to such terms in the Y6 Agreement or, if not defined therein, in the FFL Master Agreement.

(b) Treatment of Ambiguities. The Parties acknowledge that each Party has participated in the drafting of this Agreement, and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) References; Construction. Unless otherwise indicated herein, with respect to any reference made in this Agreement to a Section, Article, Schedule or Exhibit, such reference shall be to a section or article of, or a schedule or exhibit to, this Agreement. The article and section headings contained in this Agreement and the recitals at the beginning of this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or any other agreement. Any reference made in this Agreement to a statute or statutory provision shall mean such statute or statutory provision as it has been amended through the date as of which the particular portion of the Agreement is to take effect, or to any successor statute or statutory provision relating to the same subject as the statutory provision so referred to in this Agreement, and to any then applicable rules or regulations promulgated thereunder. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed, unless the context clearly indicates to the contrary, to be followed by the words “but (is/are) not limited to.” The words “herein,” “hereof,” “hereunder” and words of like import shall refer to this Agreement as a whole (including its Schedules and Exhibits), unless the context clearly indicates to the contrary. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate. Any reference made in this Agreement to another Master Operative Document shall be deemed, unless the context clearly indicates to the contrary, to refer to such Master Operative Document as such Master Operative Document may be amended or supplemented from time to time.

(d) Order of Precedence. To the extent that a provision in this Agreement expressly conflicts with another Master Operative Document, then the provisions of this Agreement will control as to such conflict; provided, however, that unless otherwise provided herein, the provisions of the Master Operative Documents remain in effect.

(e) Other Clarifications. Unless the context clearly indicates the contrary, any reference in this Agreement to (i) actions by, or events relating to, TMC and occurring prior to April 1, 2017 shall refer to actions by, or events relating to, Toshiba, and (ii) rights, obligations, or allocations ascribed to WD hereby, but which are set forth in a Master Operative Document to which WD is not a party, shall refer to the corresponding rights, obligations, or allocations of the applicable SanDisk party to such Master Operative Document, as if WD were named in lieu of such applicable SanDisk party. For the avoidance of doubt, (A) nothing herein shall be deemed an assignment or transfer to WD of any rights or allocations ascribed to a SanDisk party in any Master

Operative Document and (B) subclause (A) does not alter any rights or obligations of any Party pursuant to the Undertaking.

16.11 Notices and Contact Information. All notices, reports and other communications to be given or made under this Agreement shall be in writing and shall be deemed received (X) if delivered by hand, courier or overnight delivery service, when delivered, or (Y) if delivered by e-mail, the earlier of: (I) when the recipient, by an email sent to the email address for the sending Party stated in this Section 16.11 or by a notice delivered by another method in accordance with this Section 16.11, acknowledges having received that email (provided, however, that an automatic “read receipt” will not constitute acknowledgment of an email for purposes of this Section 16.11(Y)(I)) or (II) when the email is delivered, if followed within two Business Days by delivery of a copy by hand, courier or overnight delivery service, or (Z) if delivered by mail, five days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, and, in each case, shall be directed to the address of such Party specified below (or at such other address as such Party shall designate by like notice):

(a) If to WD or SanDisk:

Western Digital Corporation

951 SanDisk Drive

Milpitas, CA 95035 USA

Telephone: (408) 801-1000

E-mail: [***]

Attention: Executive Vice President, Silicon Technology

With a copy to:

Western Digital Corporation

5601 Great Oaks Parkway

San Jose, CA 95119

Telephone: (408) 717-6000

E-mail: [***]

Attention: Chief Legal Officer

(b) If to TMC :

Toshiba Memory Corporation

1-21, Shibaura 3-Chome,

Minato-ku, Tokyo 108-0023 Japan

Telephone: [***]

E-mail: [***]

Attention: Executive Vice President

     and Chief Operating Officer

With a copy to:

Toshiba Memory Corporation

1-21, Shibaura 3-Chome,

Minato-ku, Tokyo 108-0023 Japan

Telephone: [***]

E-mail: [***]

Attention: Executive Officer, General Manager, Legal Affairs Division

(c) If to TMI :

Toshiba Memory Iwate Corporation

6-6, Kita-kogyodanchi, Kitakami-shi,

Iwate 024-8510 Japan

Telephone: [***]

E-mail: [***]

Attention: President and Chief Executive Officer

With a copy to:

Toshiba Memory Corporation

1-21, Shibaura 3-Chome,

Minato-ku, Tokyo 108-0023 Japan

Telephone: [***]

E-mail: [***]

Attention: Executive Officer, General Manager, Legal Affairs Division

(d) If to any of the JVs, then to each of the addressees at (a) and (b) above.

16.12 Assignment. Except as separately agreed by the Parties in writing, none of the Parties may transfer this Agreement or any of its rights hereunder (except for any transfer to an Affiliate or in connection with a merger, consolidation or sale of all or substantially all the assets or the outstanding securities of such Party, which transfer will not require any consent of the other Parties hereunder) without the prior written consent of the each of the other Parties (which consent may be withheld by each such other Party in such other Party’s sole discretion), and any such purported transfer without such consents will be void.

16.13 Amendment and Waiver. This Agreement may not be amended, modified or supplemented except by a written instrument executed by each Party. No waiver of any provision of this Agreement shall be effective unless set forth in a written instrument signed by the Party waiving such provision. No failure or delay by a Party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. Without limiting the foregoing, no waiver by a Party of any breach by any other Party of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof.

16.14 Severability. If a term of any New Agreement or the application of any such term is or becomes illegal, invalid or unenforceable in any respect under any jurisdiction, that will not affect (a) the legality, validity or enforceability in that jurisdiction of any other term of the New Agreements or (b) the legality, validity or enforceability in any other jurisdictions of that or any other term of the New Agreements. To the extent permitted by applicable law, the Parties waive any provision of Law that renders any provision of this Agreement invalid, illegal or unenforceable in any respect. Such term shall be replaced by a mutually acceptable provision, which being valid, legal and enforceable comes closest to the intention of the Parties underlying such illegal, invalid or unenforceable provision.

16.15 Counterparts; Effectiveness. This Agreement may be executed in counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such counterpart shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. The exchange of copies of this Agreement and of signature pages by facsimile transmission, portable document format (.pdf) or other electronic format shall be deemed to be their original signatures for all purposes. This Agreement shall not become effective until one or more counterparts have been executed by each Party and delivered to the other Parties.

16.16 No Admission. Nothing in this Agreement shall constitute or be used as an admission, acquiescence, acknowledgement, or agreement by anyone as to the merit of any claims or defenses, whether or not asserted in any arbitration or other litigation, except to enforce the provisions of this Agreement or any part of any other agreement expressly amended herein. In addition, nothing in this Agreement shall constitute or be used as an admission in any arbitration, litigation, or other proceeding regarding the interpretation of any other agreement.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first written above.

WESTERN DIGITAL CORPORATION		TOSHIBA MEMORY CORPORATION

By:	/s/ Siva Sivaram	By:	/s/ Yasuo Naruke
Name:	Siva Sivaram	Name:	Yasuo Naruke
Title:	Executive Vice President, Silicon Technology	Title:	President and Chief Executive Officer

SANDISK LLC		TOSHIBA MEMORY IWATE CORPORATION

By:	/s/ Siva Sivaram	By:	/s/ Akimichi Yonekura
Name:	Siva Sivaram	Name:	Akimichi Yonekura
Title:	Chief Executive Officer	Title:	President and Chief Executive Officer

SANDISK (CAYMAN) LIMITED		FLASH PARTNERS, LTD.

By:	/s/ Stephanie Wells	By:	/s/ Shinichi Nitta
Name:	Stephanie Wells	Name:	Shinichi Nitta
Title:	Director	Title:	President and Chief Executive Officer

SANDISK (IRELAND) LIMITED		FLASH ALLIANCE, LTD.

By:	/s/ Stephanie Wells	By	/s/ Shinichi Nitta
Name:	Stephanie Wells	Name:	Shinichi Nitta
Title:	Director	Title:	President and Chief Executive Officer

SANDISK FLASH B.V.		FLASH FORWARD, LTD.

By	/s/ Stephanie Wells	By:	/s/ Shinichi Nitta
Name:	Stephanie Wells	Name:	Shinichi Nitta
Title:	Director	Title:	President and Chief Executive Officer

[Signature Page to K1 Facility Agreement]

EXHIBIT A

DEFINITIONS

“3D Collaboration Agreement” means the 3D Collaboration Agreement, dated as of June 13, 2008, between SanDisk LLC and TMC.

“3D Memory” has the meaning set forth in the 3D Collaboration Agreement.

“Action” means a lawsuit, arbitration or other legal proceeding pending by or against or affecting a Party or any of its Affiliates or any of their respective properties.

“Adjustment Payment” has the meaning set forth in Section 4.7.

“Affiliate” means, with respect to any specified Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, the Person specified, and “control”, when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided, however, that the term Affiliate (a) when used in relation to any JV or Subsidiary thereof, shall not include the Parent Parties or any Affiliate of either of them, and (b) when used in relation to WD or TMC or their respective Affiliates, shall not include any JV or Subsidiary thereof.

“Agreement” has the meaning set forth in the preamble to this Agreement.

[***]

“Amended FFL Services Agreement” means that certain Amended and Restated Services Agreement, dated as of even date herewith, by and among TMC, TMI and FFL.

“Amended JMD Agreement” means that certain Amended and Restated Joint Memory Development Agreement, dated as of even date herewith, by and between TMC and SanDisk LLC.

“Amended SanDisk Services Agreement” means that certain Amended and Restated SanDisk Services Agreement, dated as of even date herewith, by and among TMC, TMI and SanDisk.

“Amendment to WD-TMC PCLA” means that certain Amendment to Patent Cross License Agreement Between Western Digital Corporation and Toshiba Memory Corporation, dated as of even date herewith, among WD, SanDisk [***] and TMC.

Exhibit A-1

[***]

“BiCS Conversion” has the meaning set forth in Section 2.1.

[***]

“BiCS Expansions” means [***]

“BiCS LDA” means that certain BiCS License & Development Agreement, dated as of March 1, 2011, by and between TMC and SanDisk LLC.

[***]

“BiCS Products” has the meaning set forth for the term “BiCS Memory Products” in the BiCS LDA.

“BiCS Technology” has the meaning set forth in the BiCS LDA.

“BiCS Technology Transitions” has the meaning set forth in Section 2.1.

“Board of Directors” has the meaning set forth in the FPL Operating Agreement or FAL Operating Agreement, as applicable.

“Board of Executive Officers” has the meaning set forth in the FFL Operating Agreement.

“Building Depreciation Prepayment” has the meaning set forth in Section 2.5(a).

“Business Day” means any day (other than a day which is a Saturday, Sunday or legal holiday in the State of California or Japan) on which commercial banks are open for business in the State of California or Tokyo, Japan.

[***]

“Common R&D Agreement” means that certain Fifth Amended and Restated Common R&D and Participation Agreement, by and between TMC and SanDisk LLC, dated as of March 1, 2011.

“Confidential Information” means information disclosed in written, recorded, graphical or other tangible form which is marked as “Confidential”, “Proprietary” or in some other manner to indicate its confidential nature, and/or orally or in other intangible form, identified as confidential at the time of disclosure and confirmed as confidential information in writing within thirty (30) days of its initial disclosure.

Exhibit A-2

[***]

[***]

[***]

[***]

“Disclosing Party” has the meaning set forth in Section 13.2(a).

“Employer” has the meaning set forth in Section 7.6.

“Equivalent Lot” means [***]

[***]

“Existing Agreements” means the JV Agreements and the Joint Operative Documents.

“Existing Facility BiCS Expansion” has the meaning set forth in Section 4.2(a).

[***]

[***]

“FAL” has the meaning set forth in the preamble to this Agreement.

“FAL Commitment and Extension Agreement” means the FAL Commitment and Extension Agreement, dated December 12, 2017, by and among TMC, WD, SanDisk LLC and SanDisk Ireland.

“FAL Foundry Agreement” has the meaning set forth for the term “FA Foundry Agreement” in the FAL Master Agreement.

“FAL Lease Agreement” means that certain Equipment Lease Agreement, dated as of July 7, 2006, by and between FAL and TMC.

“FAL Master Agreement” means that certain Flash Alliance Master Agreement, dated as of July 7, 2006, by and among TMC, SanDisk LLC and SanDisk Ireland.

“FAL MCEIA” means that certain Flash Alliance Mutual Contribution and Environmental Indemnification Agreement, dated as of July 7, 2006, by and among TMC, SanDisk LLC and SanDisk Ireland.

Exhibit A-3

“FAL Operating Agreement” means that certain Operating Agreement of Flash Alliance, Ltd. dated as of July 7, 2006 between TMC and SanDisk Ireland.

“FAL Purchase and Supply Agreement” means (i) with respect to TMC, that certain Purchase and Supply Agreement, dated as of July 7, 2006, by and between FAL and TMC, or (ii) with respect to SanDisk Ireland, that certain Purchase and Supply Agreement dated as of July 7, 2006, by and between FAL and SanDisk Ireland.

“FFL” has the meaning set forth in the preamble to this Agreement.

“FFL Commitment and Extension Agreement” means the FFL Commitment and Extension Agreement, dated December 12, 2017, by and among TMC, WD, SanDisk LLC and SanDisk Flash.

“FFL Foundry Agreement” has the meaning set forth for the term “FF Foundry Agreement” in the FFL Master Agreement.

“FFL Lease Agreement” means that certain Equipment Lease Agreement, dated as of October 20, 2015, by and between FFL and TMC.

“FFL Master Agreement” means that certain Flash Forward Master Agreement, dated as of July 13, 2010, by and among TMC, SanDisk LLC and SanDisk Flash.

“FFL MCEIA” means that certain Flash Forward Mutual Contribution and Environmental Indemnification Agreement, dated as of July 13, 2010, by and among TMC, SanDisk LLC and SanDisk Flash.

“FFL Operating Agreement” means that certain Operating Agreement of Flash Forward, Ltd., dated as of March 1, 2011 between TMC and SanDisk Flash.

“FFL Purchase and Supply Agreement” means (i) with respect to TMC, that certain Purchase and Supply Agreement, dated as of March 1, 2011, by and between FFL and TMC, or (ii) with respect to SanDisk Flash, that certain Purchase and Supply Agreement dated as of March 1, 2011, by and between FFL and SanDisk Flash.

“FFL Second Extension Agreement” has the meaning set forth in the recitals.

“First JV Wafer Out Date” means the date on which the first production of wafers utilizing capacity at the K1 Facility resulting from the implementation of the K1 Minimum Commitment for a portion of such production’s manufacturing process is completed.

“Former JV Capacity” has the meaning set forth in Section 1.4(a).

Exhibit A-4

“Foundry Agreements” means the FAL Foundry Agreement, FFL Foundry Agreement and FPL Foundry Agreement.

“FPL” has the meaning set forth in the preamble to this Agreement.

“FPL Commitment and Extension Agreement” means that certain FPL Commitment and Extension Agreement, dated as of October 20, 2015, by and between TMC and SanDisk LLC.

“FPL Foundry Agreement” has the meaning set forth for the term “FP Foundry Agreement” in the FPL Master Agreement.

“FPL Lease Agreement” means that certain Equipment Lease Agreement, dated as of September 10, 2004, by and between FPL and TMC.

“FPL Master Agreement” means that certain Flash Partners Master Agreement, dated as of September 10, 2004, by and among TMC, SanDisk LLC and SanDisk Cayman.

“FPL MCEIA” means that certain Mutual Contribution and Environmental Indemnification Agreement, dated as of September 10, 2004, by and among TMC, SanDisk LLC and SanDisk Cayman.

“FPL Operating Agreement” means that certain Operating Agreement of Flash Partners, Ltd. dated as of September 10, 2004 between TMC and SanDisk Cayman.

“FPL Purchase and Supply Agreement” means (i) with respect to TMC, that certain Purchase and Supply Agreement, dated as of September 10, 2004, by and between FPL and TMC, or (ii) with respect to SanDisk Cayman, that certain Purchase and Supply Agreement dated as of September 10, 2004, by and between FPL and SanDisk Cayman.

“Governmental Authority” means any (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Person and any court or other tribunal); or (d) individual, Person or body (including any stock exchange) exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

“Information Security Agreement” means that certain Information Security Agreement, dated as of October 20, 2015, by and between TMC and SanDisk LLC.

Exhibit A-5

[***]

“Intellectual Property” has the meaning set forth in Section 15.7.

“ISCO Supplement” means the Supplement to Information Security and Confidentiality Obligations, dated as of December 12, 2018, by and among TMC, WD, SanDisk and the JVs.

“JMD Project” means the joint development project established to cooperate on the development of the pilot line at the Yokkaichi Facility and/or the K1 Facility pursuant to the Amended JMD Agreement.

“Joint Operative Documents” means the Common R&D Agreement, the Product Development Agreement, the 3D Collaboration Agreement, the Amended JMD Agreement, the JVRA, [***], the Information Security Agreement, the BiCS LDA, the Settlement Agreement, the Undertaking, and the WD-TMC PCLA.

[***]

“JV” has the meaning set forth in the Recitals.

“JV Agreements” means the FAL Master Agreement, the FFL Master Agreement, the FPL Master Agreement, the JV Operating Agreements, the Foundry Agreements, the Purchase and Supply Agreements, the JV Lease Agreements, the JV MCEIAs, the FPL Commitment and Extension Agreement, the FAL Commitment and Extension Agreement, the FFL Commitment and Extension Agreement, the New Y2 Agreement, the New Y2 MCEIA, the Y6 Agreement, and the Y6 MCEIA.

“JV BiCS Products” means JV Y3 BiCS Products, JV Y4 BiCS Products, JV Y5 BiCS Products, JV New Y2 BiCS Products, JV Y6 BiCS Products and JV K1 BiCS Products.

“JV BiCS Tools” means tools used in the JV BiCS Space of the New Y2 Facility, the Y3 Facility, the Y4 Facility, the Y5 Facility, the Y6 Facility or the K1 Facility.

“JV Business Plan” has, with respect to a JV, the meaning given to the term “Business Plan” in the respective JV’s JV Master Agreement.

“JV Capacity” has the meaning set forth in Section 4.8(a)(i).

“JV K1 BiCS Products” has the meaning set forth in Section 3.1(b).

“JV K1 Products” means the JV K1 BiCS Products plus any other products manufactured using K1 Facility cleanroom space in accordance with Article 3 that are identified [***] as K1 lots and allocated to a JV under the applicable JV’s JV Master Agreement.

Exhibit A-6

“JV Lease Agreements” means the FPL Lease Agreement, the FAL Lease Agreement and FFL Lease Agreement.

“JV Master Agreements” means the FAL Master Agreement, the FFL Master Agreement and the FPL Master Agreement.

“JV MCEIAs” means the FPL MCEIA, the FAL MCEIA and the FFL MCEIA.

“JV New Y2 BiCS Products” has the meaning set forth in the New Y2 Agreement.

“JV Operating Agreements” means the FPL Operating Agreement, the FAL Operating Agreement and the FFL Operating Agreement.

“JV Products” means NAND Flash Memory Products and BiCS Products, in each case manufactured for the JVs.

“JV K1 BiCS Products” has the meaning set forth in Section 3.1(b).

“JV K1 NAND Flash Memory Products” has the meaning set forth in Section 3.4.

“JV Y3 BiCS Products” has the meaning set forth in the New Y2 Agreement.

“JV Y4 BiCS Products” has the meaning set forth in the New Y2 Agreement.

“JV Y5 BiCS Products” has the meaning set forth in the New Y2 Agreement.

“JV Y6 BiCS Products” has the meaning set forth in the Y6 Agreement.

“JVRA” means that certain Joint Venture Restructure Agreement, dated as of January 29, 2009, by and among the Parties, the JVs and certain of their respective Affiliates.

“K1 BiCS Products” has the meaning set forth in Section 3.1(b).

“K1 Capacity Ratio” for either WD or TMC means [***]

“K1 Capacity Transfer” has the meaning set forth in Section 4.8(f)(iv).

[***]

[***]

“K1 Facility” means the production facility currently under construction in Iwate, Japan owned by TMC and forming part of the Kitakami Facility, including a building shell, cleanroom, and all culverts, piping, ducting and associated infrastructure connecting thereto.

Exhibit A-7

“K1 Fixed Manufacturing Costs” means the K1 Manufacturing Costs described on Schedule 8.4(b)(i).

“K1 JV BiCS Space” has the meaning set forth in Section 3.2(a)(i).

“K1 JV Engineers” has the meaning set forth in Section 7.1(a).

“K1 JV Headcount Plan” has the meaning set forth in Section 7.2.

“K1 JV Space” means the K1 JV BiCS Space plus any cleanroom space used for the production of NAND Flash Memory Products by the JVs in the K1 Facility.

“K1 Manufacturing Costs” has the meaning set forth in Section 8.1.

“K1 MCEIA” means that certain K1 Mutual Contribution and Environmental Indemnification Agreement, dated as of even date herewith, by and among Toshiba Memory, SanDisk Cayman, SanDisk Ireland and SanDisk Flash.

“K1 Minimum Commitment” has the meaning set forth in Section 4.1(a).

“K1 NAND Flash Memory Products” has the meaning set forth in Section 3.4.

“K1 Operating Committee” has the meaning set forth in Section 6.1.

“K1 Product Fixed Manufacturing Costs” has the meaning set forth in Section 8.4(b)(i).

“K1 Product Manufacturing Costs” has the meaning set forth in Section 8.4(a).

“K1 Product Variable Manufacturing Costs” has the meaning set forth in Section 8.4(b)(ii).

“K1 Products” means K1 BiCS Products plus any other products manufactured using K1 Facility cleanroom space in accordance with Article 3 that are identified [***] as K1 lots.

[***]

“K1 Unilateral BiCS Expansion” means a Unilateral BiCS Expansion made within the K1 Facility.

[***]

“K1 Unilateral BiCS Products” has the meaning set forth in Section 3.1(b).

[***]

Exhibit A-8

“K1 Unilateral Space” means [***]

“K1 Variable Manufacturing Costs” means the K1 Manufacturing Costs described on Schedule 8.4(b)(ii).

“Kitakami Facility” means TMC’s facilities in Iwate, Japan, including the K1 Facility.

“L/M” means either lots per month or Equivalent Lots per month, in each case as mutually agreed by the Parties.

“Law” means all applicable provisions of all (a) constitutions, treaties, statutes, laws (including common law), rules, regulations, ordinances or codes; (b) orders, decisions, judgments, awards or decrees; and (c) requests, guidelines or directives (whether or not having the force of law), in each case of any Governmental Authority of any applicable jurisdiction.

“Management Representatives” has the meaning set forth in the JV Agreements.

“Master Operative Documents” means the Existing Agreements and the New Agreements.

“Material Breach” has the meaning set forth in Section 14.3.

[***]

[***]

“NAND Flash Memory Products” has the meaning set forth in the JV Agreements.

“New Agreements” has the meaning set forth in the Recitals.

“New Y2 Agreement” means that certain New Y2 Facility Agreement, dated as of October 20, 2015, by and among TMC, SanDisk LLC, SanDisk Cayman, SanDisk Ireland, SanDisk Flash, FPL, FAL and FFL.

[***]

“New Y2 Facility” means the production facility within the Yokkaichi Facility described in the New Y2 Agreement.

“New Y2 Unilateral BiCS Expansion” means a Unilateral BiCS Expansion made within the New Y2 Facility.

Exhibit A-9

“Non-NAND Products” means any technology or product other than NAND Flash Memory Products.

“Operating Committees” means the Y3 Operating Committee, Y4 Operating Committee, Y5 Operating Committee (each as defined in the JV Agreements), the New Y2 Operating Committee (as defined in the New Y2 Agreement), the Y6 Operating Committee (as defined in the Y6 Agreement) and the K1 Operating Committee (as defined in this Agreement).

[***]

[***]

“Parent Parties” has the meaning set forth in the preamble to this Agreement.

“Parties” has the meaning set forth in the preamble to this Agreement.

“Person” means any individual or entity, including any private or public real estate operating company or real estate investment trust, exempted company, exempted limited partnership, private limited company, corporation, partnership, limited partnership, limited liability company, trust, charitable trust or other legal entity, wherever organized, or any unincorporated association or Governmental Authority.

“Personnel” has the meaning set forth in Section 7.1(d).

[***]

[***]

“Process Technology” means [***]

“Product Development Agreement” means the Third Amended and Restated Product Development Agreement, dated as of March 1, 2011, between SanDisk LLC and TMC.

[***]

“Proprietary BiCS Products” means BiCS Products that are proprietary to a Parent Party.

“Proprietary Flash Products” means Proprietary NAND Flash Memory Products and Proprietary BiCS Products.

“Proprietary NAND Flash Memory Products” means NAND Flash Memory Products which are proprietary to a Parent Party.

Exhibit A-10

“Purchase and Supply Agreements” means the FPL Purchase and Supply Agreements, the FAL Purchase and Supply Agreements, and the FFL Purchase and Supply Agreements.

“Quarterly Manufacturing Cost Reconciliation” has the meaning set forth in Section 8.1(d).

“Ramp Down Provisions” means: (i) Sections 8.1(d)(i) and 8.1(e)(i) of the FAL Master Agreement, (ii) Sections 8.1(d)(i) and 8.1(e)(i) of the FPL Master Agreement, (iii) Section 9.1(d)(i) of the FFL Master Agreement, (iv) Section 1.5(a)(iv) of the New Y2 Agreement, (v) Section 12.1(e) of the Y6 Agreement, and (vi) Section 12.1(h) of this Agreement.

“Ramp-Up Commitment” means the investment necessary to implement an agreed BiCS Expansion, BiCS Technology Transition, BiCS Conversion, or K1 Capacity Transfer, in each case using the K1 Facility, as set forth in a JV’s Investment Plan (as defined in the JV Agreements), after the K1 Minimum Commitment has been fulfilled.

“Receiving Party” has the meaning set forth in Section 13.2(a).

[***]

“SanDisk” has the meaning set forth in the preamble to this Agreement.

“SanDisk Cayman” has the meaning set forth in the preamble to this Agreement.

“SanDisk Flash” has the meaning set forth in the preamble to this Agreement.

“SanDisk Ireland” has the meaning set forth in the preamble to this Agreement.

“SanDisk LLC” has the meaning set forth in the preamble to this Agreement.

“SEC” means the Securities and Exchange Commission of the United States.

[***]

[***]

[***]

“Settlement Agreement” means the Confidential Settlement and Mutual Release Agreement, dated December 12, 2017, among Toshiba, TMC, WD and SanDisk.

[***]

“Start-Up Costs” has the meaning set forth in Section 2.5(b).

Exhibit A-11

“Subsidiary” of any Person means any other Person:

i.	more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or

ii.

which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right to make decisions (equivalent to those generally reserved for the board of directors of a corporation) for such other Person is, now or hereafter owned or controlled, directly or indirectly, by such Person, but such other Person shall be deemed to be a Subsidiary only so long as such ownership or control exists; provided, however, that the term Subsidiary, when used in relation to a Party or any of its Affiliates, shall not include any JV or any of the JVs’ Subsidiaries (except that, when used in relation to a Party that is a JV, the term Subsidiary shall include such JV’s own Subsidiaries).

[***]

“Threshold Capacity Ratio” means [***]

“TMC” has the meaning set forth in the preamble to this Agreement.

“TMC Personnel” has the meaning set forth in Section 7.1(b).

“TMC Representative” has the meaning set forth in Section 6.1.

[***]

“TMI” has the meaning set forth in the preamble to this Agreement.

[***]

“Toshiba” has the meaning set forth in the Recitals.

“Toshiba Capacity” has the meaning ascribed to such term in the JVRA and includes, for the avoidance of doubt, any Toshiba Unilateral Expansion Space (as defined in the FFL Master Agreement), Yokkaichi Unilateral BiCS Expansion Space (as defined in each of the New Y2 Agreement and the Y6 Agreement), and any K1 Unilateral Production Space (as defined in this Agreement).

“Toshiba Memory” has the meaning set forth in the preamble to this Agreement.

Exhibit A-12

[***]

[***]

“Toshiba R&D Tools” has the meaning set forth in Section 3.3(c).

[***]

[***]

“Undertaking” means the Parent Guarantee and Undertaking as to Collaboration, dated December 12, 2017, entered into by and among WD, Toshiba and TMC, and acknowledged and agreed by SanDisk and the JVs.

“Unilateral BiCS Expansion” has the meaning set forth in Section 4.2(d)(i).

“WD” has the meaning set forth in the preamble to this Agreement.

“WD Personnel” has the meaning set forth in Section 7.1(c).

“WD Representative” has the meaning set forth in Section 6.1.

“WD Team” has the meaning set forth in Section 7.1(e).

“WD-TMC PCLA” means the Patent Cross License Agreement Between Western Digital Corporation and Toshiba Memory Corporation, dated December 12, 2017, among WD, SanDisk [***] and TMC.

[***]

“Y3 Facility” means the production facility within the Yokkaichi Facility described in the FPL Master Agreement.

[***]

“Y4 Facility” means the production facility within the Yokkaichi Facility described in the FAL Master Agreement.

[***]

“Y5 Facility” means the production facility within the Yokkaichi Facility described in the FFL Master Agreement.

Exhibit A-13

“Y6 Agreement” means that certain Y6 Facility Agreement, dated as of December 12, 2017, by and among TMC, WD, SanDisk LLC, SanDisk Cayman, SanDisk Ireland, SanDisk Flash, FPL, FAL and FFL.

“Y6 Capacity Ratio” has the meaning set forth in the Y6 Agreement.

[***]

“Y6 Facility” means the production facility within the Yokkaichi Facility described in the Y6 Agreement.

“Y6 MCEIA” means that certain Y6 Mutual Contribution and Environmental Indemnification Agreement, dated as of December 12, 2017, by and among TMC, SanDisk Cayman, SanDisk Ireland and SanDisk Flash.

“Y6 Unilateral BiCS Expansion” means a Unilateral BiCS Expansion made within the Y6 Facility.

[***]

[***]

[***]

[***]

“Yokkaichi Facility” means TMC’s facilities in Yokkaichi Japan, including the New Y2 Facility, the Y3 Facility, the Y4 Facility, the Y5 Facility, the Y6 Facility and TMC’s Asahi facility

Exhibit A-14